CONSENT OF BROWN, GRAHAM AND COMPANY P.C.


     We consent to the use of our report dated April 7, 2000, on the consolidated financial statements as of and for the year ended December 31, 1999, for BGI, Inc.as included in Form 10KSB, incorporated by reference herein in Form S-8, Registration Statement Under the Securities Act of 1933, for the 1999 Stock Option Plan for the above named company.


/s/  Brown, Graham and Company P.C.

Georgetown,  Texas
February 5, 2001


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